SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K
                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

                               May 23, 1995

                       Commission File Number 1-6832

                              BIC CORPORATION
          (Exact name of registrant as specified in its charter)

        New York                                    06-0735597
  (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)

    500 BIC Drive, Milford, Connecticut                06460
  (Address of principal executive offices)          (Zip Code)


    Registrant's telephone number, including area code:  (203) 783-2000
    -------------------------------------------------------------------

Item 5.   Other Events.

          On May 19, 1995, the Registrant's parent company, Societe BIC S.A., a French corporation, announced a proposal to acquire all the equity interest in the Registrant not currently owned by Societe BIC S.A. and members of the Bich family.

          Public shareholders of the Registrant would receive $36.50 per share in cash, or an aggregate of approximately $192 million for the 5,254,396 shares of the Registrant's common stock, $1.00 par value. The proposed acquisition price is equivalent to a premium of approximately 20% over the average closing price of the Registrant's common stock on the New York Stock Exchange over the 180 trading days ended May 18, 1995.

          The Registrant has outstanding 23,559,244 shares of common stock, of which Societe BIC S.A. and members of the Bich family own 18,304,848 shares, or approximately 78%.

          The offer is subject to approval of the Board of Directors of the Registrant, receipt of satisfactory confirmation from French tax authorities regarding French tax consequences of the proposed transaction and other conditions customary in a transaction of this type.

          On May 23, 1995, the Registrant announced that its Board of Directors had met and appointed a special committee consisting of three independent directors to evaluate the buy-out proposal made May 19, 1995, by the Registrant's French parent, Societe BIC S.A.

          The Registrant's Board of Directors noted that no assurance could be given as to whether or not any transaction will occur or as to the timing or terms of any transaction.

Item 7.   Financial Statements and Exhibits.

          (c)  Exhibits.

               20.  Copy of press release issued on behalf of Societe  BIC
                    S.A.

               20.  Copy of press release issued on behalf of BIC Corporation.


                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              BIC CORPORATION
                              ---------------------------------------------
                                (Registrant)




Date:  May 23, 1995           Robert L. Macdonald
                              ---------------------------------------------
                                (Signature)
                              Robert L. Macdonald, Vice President - Finance
                              (Principal Accounting Officer)